                                   EXHIBIT 4.5


                                                                [Execution Copy]

                            COMPASS AEROSPACE CORPORATION
                           AND ITS UNDERSIGNED SUBSIDIARIES
                                2029 Century Park East
                                      Suite 1112
                            Los Angeles, California 90067


                                                        Dated as of June 7, 1999


BankBoston, N.A., as Agent, and
  the Lenders referred to in the Credit
  Agreement (as defined below)
100 Federal Street
Boston, Massachusetts 02110


          Re:  AMENDMENT NO. 1 TO CREDIT AGREEMENT

Ladies and Gentlemen:

     We refer to the Amended and Restated Credit Agreement, dated as of November 20, 1998, as amended and restated as of February 11, 1999 (the "CREDIT AGREEMENT"), among (a) Compass Aerospace Corporation (the "BORROWER"), (b) Aeromil Engineering Company ("AEROMIL"), (c) Western Methods Machinery Corporation ("WESTERN METHODS"), (d) Barnes Machine Incorporated ("BARNES"), (e) Brittain Machine, Inc. ("BRITTAIN"), (f) Wichita Manufacturing, Inc. ("WICHITA"), (g) Sea-lect Products, Inc. ("SEA-LECT"), (h) CWE Acquisition Co. ("CWE"), (i) Pacific Hills Manufacturing Co. (formerly known as Lamsco West, Inc.) ("LAMSCO"), (j) Modern Manufacturing, Inc. ("MODERN MANUFACTURING" and, together with Aeromil, Western Methods, Barnes, Brittain, Wichita, J&J, Sea-lect, CWE and Lamsco, collectively, the "GUARANTORS"), (l) BankBoston, N.A. ("BANKBOSTON") and the other lending institutions listed on SCHEDULE 1 thereto as Lenders (the "LENDERS"), (m) BankBoston, as Issuing Bank and as Agent, (n) Royal Bank of Canada, as Syndication Agent, (o) General Electric Capital Corporation, as Documentation Agent, and (p) NationsBank, N.A., as Co-Agent. Capitalized terms used but not defined in this Agreement (this "AGREEMENT") have the same meanings herein as in the Credit Agreement.

     The Borrower has requested that the Required Lenders and the Agent join with the Transactions Parties in amending the Credit Agreement to, among other things, amend and restate the financial covenants of the Borrower in Sections 11.1, 11.2, 11.3, 11.4 and 11.5 of the Credit Agreement. The undersigned Required Lenders and the Agent have advised the Borrower that they are prepared to so amend the Credit Agreement, on the terms, subject to the conditions and in reliance on the representations contained herein.

          SECTION 1. AMENDMENT OF CREDIT AGREEMENT. Subject to the conditions set forth in Section 2 below, each of the Transaction Parties, the Agent and the undersigned Required Lenders agrees to amend the Credit Agreement as set forth below. Each of the following amendments shall be effective as of the Effective Date (other than clauses (d), (e), (f), (g) and (h) below which shall be effective as of March 31, 1999):

          (a) REDUCTION OF TOTAL ACQUISITION COMMITMENT. The Total Acquisition Commitment is hereby reduced from $65,000,000 to $35,000,000. As of the date of this Agreement, the Total Acquisition Loan Commitment shall be $17,500,000, the Total UK Acquisition Loan Commitment shall be $17,500,000 and the Acquisition Loan Commitments and the UK Acquisition Loan Commitments of the Acquisition Loan Lenders shall be reallocated PRO RATA in accordance with their respective Acquisition Loan Commitment Percentages and UK Acquisition Loan Commitment Percentages of such amounts.

          (b) DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended as set forth below:

                (i) the definitions of "ADDITIONAL ACQUISITION LOANS" and "PERMITTED ADDITIONAL ACQUISITION LOAN" appearing therein are deleted in their entirety;

                (ii) Clause (b) of the definition of "PERMITTED ACQUISITION" is amended and restated in its entirety to read as follows:

                       (b) the Acquisition is on friendly terms and, if all or any portion of the purchase price to be paid by the Borrower or any other Transaction Party in connection with such Acquisition is funded with the proceeds of any Acquisition Loan or UK Acquisition Loan, the Required Lenders have given their written consent to such Acquisition;

                (iii) each reference to the number "(vi)" appearing before the phrase "Letter of Credit Exposure" in the definition of "REQUIRED LENDERS" is deleted;

                 (iv) the definition of "TOTAL ACQUISITION COMMITMENT" appearing therein is amended and restated in its entirety to read as follows:

                       TOTAL ACQUISITION COMMITMENT.  The sum of the Total
                Acquisition Loan Commitments and Total UK Acquisition Loan Commitments of the Lenders, as in effect from time to time.
                The Total Acquisition Commitment was $65,000,000 as of the Restatement Effective Date and was reduced to $35,000,000 as of the Amendment No. 1 Effective Date.

                (v) the following new definitions are inserted therein in proper alphabetical sequence:

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT.  Amendment No. 1 to
                Credit Agreement, dated as of June 7, 1999, among the Transaction Parties, the Required Lenders and the Agent.

                       AMENDMENT NO. 1 EFFECTIVE DATE.  The date on which all
                of the conditions to the effectiveness of Amendment No. 1 to Credit Agreement are satisfied and Amendment No. 1 to Credit Agreement becomes effective.

          (c) ACQUISITION LOANS AND UK ACQUISITION LOANS. Section 2.1(d) of the Credit Agreement is hereby amended as set forth below:

                (i) the proviso at the end of the second sentence of Section 2.1(d) is deleted in its entirety; and

                (ii) the next to the last sentence of Section 2.1(d) is amended and restated in its entirety to read as follows:

                The Total Acquisition Commitment was $65,000,000 as of the Restatement Effective Date and was reduced to $35,000,000 as of the Amendment No. 1 Effective Date.

          (d) MAXIMUM LEVERAGE RATIO. Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                11.1. MAXIMUM LEVERAGE RATIO. The Leverage Ratio as of the end of any Reference Period ending on any date or during any period set forth in the table below to be greater than the ratio set forth opposite such date or period:

                             Date or Period                      Ratio
                             --------------                      -----
           March 31, 1999                                      4.72 to 1
           June 30, 1999                                       6.00 to 1
           September 30, 1999                                  6.25 to 1
           December 31, 1999                                   6.00 to 1
           March 31, 2000                                      5.75 to 1
           June 30, 2000                                       5.50 to 1
           September 30, 2000                                  5.25 to 1
           December 31, 2000                                   5.25 to 1
           January 1, 2001 through September 30, 2001          4.00 to 1
           October 1, 2001 through September 30, 2002          3.75 to 1
           October 1, 2002 through September 30, 2003          3.50 to 1
           October 1, 2003 through February 1, 2005            3.25 to 1

          (e) MINIMUM CONSOLIDATED EBITDA. Section 11.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                11.2. MINIMUM CONSOLIDATED EBITDA. Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period ending on any date or during any period set forth in the table below to be less than the amount set forth opposite such date or period:

                                                               Minimum
                           Date or Period                    Consolidated
                           --------------                    ------------
                                                                EBITDA
                                                                ------
           March 31, 1999                                    $41,300,000
           June 30, 1999                                     $35,000,000
           September 30, 1999                                $32,000,000
           December 31, 1999                                 $32,500,000
           March 31, 2000                                    $35,000,000
           June 30, 2000                                     $37,000,000
           September 30, 2000                                $37,000,000
           December 31, 2000                                 $37,000,000
           January 1, 2001 through December 31, 2001         $48,500,000
           January 1, 2002 through December 31, 2002         $50,500,000
           January 1, 2003 through December 31, 2003         $53,000,000
           January 1, 2004 through December 31, 2004         $55,000,000
           January 1, 2005 through February 1, 2005          $57,500,000

          (f) MINIMUM INTEREST COVERAGE RATIO. Section 11.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                11.3. MINIMUM INTEREST COVERAGE RATIO. The ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period ending on any date or during any period set forth in the table below to (b) Consolidated Total Interest Expense of the Borrower and its Subsidiaries for such Reference Period, to be less than the ratio set forth below opposite such date or period:

                                                        Minimum Interest
                          Date or Period                 Coverage Ratio
                          --------------                 --------------
           March 31, 1999                                   2.10 to 1
           June 30, 1999                                    1.75 to 1
           September 30, 1999                               1.60 to 1
           December 31, 1999                                1.60 to 1
           March 31, 2000                                   1.75 to 1
           June 30, 2000                                    1.75 to 1
           September 30, 2000                               2.00 to 1
           December 31, 2000                                2.00 to 1
           January 1, 2001 through February 1, 2005         2.50 to 1

          (g) MINIMUM DEBT SERVICE COVERAGE RATIO. Section 11.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                11.4. MINIMUM DEBT SERVICE COVERAGE RATIO. The ratio of (a) Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for any Reference Period ending on any date or during any period set forth in the table below to (b) Consolidated Debt Service of the Borrower and its Subsidiaries for such Reference Period, to be less than the ratio set forth below opposite such date or period:

                                                          Minimum Debt
                                                             Service
                           Date or Period                Coverage Ratio
                           --------------                --------------
           March 31, 1999                                   1.17 to 1
           June 30, 1999                                    1.05 to 1
           September 30, 1999                               1.05 to 1
           December 31, 1999                                1.10 to 1
           January 1, 2000 through February 1, 2005         1.15 to 1

          (h) MAXIMUM CAPITAL EXPENDITURES. Section 11.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

           11.5. MAXIMUM CAPITAL EXPENDITURES. The aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries (other than Capital Expenditures made (a) with the proceeds of Indebtedness permitted by paragraphs (c) of Section 10.1 or (b) as a result of the acquisition of Capital Assets in any Permitted Acquisition) (i) to exceed $6,000,000 in the 1999 calendar year and (ii) for any Reference Period ending on any date or during any period set forth in the table below to exceed the amount set forth in the table below opposite such date or period:

                            Date or Period                        Amount
                            --------------                        ------
           January 1, 2000 through December 31, 2000           $ 6,000,000
           January 1, 2001 through December 31, 2001           $10,500,000
           January 1, 2002 through December 31, 2003           $11,500,000
           January 1, 2004 through December 31, 2004           $12,000,000
           January 1, 2005 through February 1, 2005            $12,500,000

          (i) PERMITTED ACQUISITIONS. Section 13.8(c) of the Credit Agreement is hereby deleted in its entirety.

          (j)   SCHEDULE 1 TO CREDIT AGREEMENT (COMMITMENTS; BANK'S OFFICES).
     Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on SCHEDULE 1 hereto.

          (k)   SCHEDULE 1.2 TO CREDIT AGREEMENT (APPLICABLE MARGINS).
     SCHEDULE 1.2 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on SCHEDULE 1.2 hereto.

          (l) OTHER SCHEDULES TO CREDIT AGREEMENT. SCHEDULES 2, 8.8, 8.17 and 8.19 to the Credit Agreement are hereby amended and restated in their entirety to read as set forth on SCHEDULES 2, 8.8, 8.17, and 8.19 hereto, respectively.

          SECTION 2. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective if, and only if, on or before June 7, 1999, each of the following conditions precedent shall have been satisfied:

          (a) EXECUTION AND DELIVERY OF THIS AGREEMENT. The Agent shall have received duly executed counterparts of this Agreement which, when taken together bear the authorized signatures of each of the Transaction Parties and the Required Lenders.

          (b) AMENDMENT FEE. The Borrower shall have paid to the Agent, for the account of each Lender who executes and delivers this Agreement to the Agent on or prior to the Effective Date, a non-refundable amendment fee equal to 0.25% of the sum of such Lender's outstanding (i) Revolving Credit Commitment, (ii) Acquisition Loan Commitment (after giving effect to this Agreement), (iii) U.K. Acquisition Loan Commitment (after giving effect to this Agreement), (iv) Term Loans A and (v) Terms Loans B.

          (c) FEES AND EXPENSES. The Borrower shall have paid or reimbursed the Agent for all of the fees and disbursements of Bingham Dana LLP, the Agent's special counsel, which shall have been incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the implementation of the transactions contemplated thereby, or which otherwise are required to be paid under the Credit Agreement.

          (d) LEGAL OPINION. The Agent shall have received from Morgan, Lewis & Bockius, counsel to the Transaction Parties, a favorable legal opinion addressed to the Agent and the Lenders, dated as of the Effective Date and in form, scope and substance satisfactory to the Agent. The Transaction Parties shall have instructed such counsel to deliver such opinion to the Agent.

          (e) CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from each of the Transaction Parties a certificate of a duly authorized officer of such Person, dated as of the Effective Date, certifying that no amendments to its Governing Documents have occurred since the Restatement Effective Date. Such certificate shall be in form and substance reasonably satisfactory to the Agent.

          (f) PROOF OF CORPORATE ACTION. The Agent shall have received from each of the Transaction Parties copies, certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of the records of all corporate action taken by such Person to authorize (i) such Person's execution and delivery of this Agreement, and
     (ii) such Person's
     performance of all of its agreements and obligations under this Agreement and the Credit Agreement, as amended hereby (collectively, the "AMENDMENT DOCUMENTS"). Such certified copies shall be in form and substance reasonably satisfactory to the Agent.

          (g) INCUMBENCY CERTIFICATE. The Agent shall have received incumbency certificates, dated the Effective Date, signed respectively by a duly authorized officer of each of the Transaction Parties, and giving the name and bearing a specimen signature of each individual who shall be authorized (x) to sign, in the name and on behalf of such Person this Agreement, and (y) to give notices and to take other action on behalf of such Person under this Agreement. Such certified copies or certificate shall be in form and substance reasonably satisfactory to the Agent.

          (h) CLOSING CERTIFICATE. The Agent shall have received a certificate, dated the Effective Date, signed by the Chief Financial Officer of the Borrower, to the effect that (i) each of the representations and warranties of the Transaction Parties contained in Section 3 hereof are true and correct as of the Effective Date and (ii) no Default or Event of Default exists on the Effective Date (after giving effect to this Agreement).

          (i) REPRESENTATIONS AND WARRANTIES. The Agent shall be satisfied that the representations and warranties set forth in Section 3 hereof are true and correct on and as of the Effective Date.

The first date as of which all of the foregoing conditions precedents shall be satisfied is referred to herein as the "EFFECTIVE DATE".

     SECTION 3. REPRESENTATIONS AND WARRANTIES. Each of the Transaction Parties hereby represents and warrants to the Agent and the Lenders that:

          (a) This Agreement has been duly executed and delivered by such Transaction Party. The execution and delivery by such Transaction Party of this Agreement has been duly authorized by proper proceedings by such Transaction Party, and each Amendment Document constitutes the legal, valid and binding obligation of such Transaction Party, enforceable against such Transactions Party in accordance with its terms.

          (b) The execution and delivery by such Transaction Party of this Agreement and the performance by such Transaction Party of each Amendment Document (i) are within the corporate or other legal authority of such Person, (ii) have been duly authorized by all necessary corporate or other proceedings and

     (iii) do not and will not conflict with or result in any breach or contravention of any Applicable Law or any Contractual Obligation or Governing Document of any of the Transaction Parties.

          (c) Each of the representations and warranties of each of the Transaction Parties contained in the Loan Documents or in any Instrument delivered pursuant to or in connection with the Credit Agreement was true in all respects as of the date as of which it was made and is true in all respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).

          (d) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

     SECTION 4. ACQUISITION NOTES. At any time following the Effective Date, upon the request of the Borrower, each Acquisition Loan Lender shall deliver to the Agent (for delivery and cancellation by the Borrower) the Acquisition Note then held by such Lender after such Lender receives a duly executed and properly completed new Acquisition Note in the form of EXHIBIT A-4 to the Credit Agreement in a principal amount equal to such Lender's Acquisition Loan Commitment (after giving effect to this Agreement).

     SECTION 5. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. EXPENSES. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Agreement, including, but not limited to, the reasonable fees and disbursements of Bingham Dana LLP.

     SECTION 7. MISCELLANEOUS. From and after the date hereof, this Agreement shall be deemed a Loan Document for all purposes of the Credit Agreement and the other Loan Documents and each reference to Loan Documents in the Credit Agreement and the other Loan Documents shall be deemed to include this Agreement. Except as expressly provided herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Lenders under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.


                  [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                        Very truly yours,


                           BORROWER:    COMPASS AEROSPACE
                                        CORPORATION



                                        By:   /s/ N. Paul Brost
                                           ---------------------------
                                             Name:
                                             Title:

                           GUARANTORS:  AEROMIL ENGINEERING
                                          COMPANY
                                        WESTERN METHODS MACHINERY
                                          CORPORATION
                                        BARNES MACHINE INCORPORATED
                                        BRITTAIN MACHINE, INC.
                                        WICHITA MANUFACTURING, INC.,
                                        SEA-LECT PRODUCTS, INC.,
                                        CWE ACQUISITION CO.
                                        PACIFIC HILLS MANUFACTURING CO.
                                        MODERN MANUFACTURING, INC.

                                        By:   /s/ N. Paul Brost
                                           ---------------------------
                                             Name:
                                             Title:

Agreed to and Accepted By:

BANKBOSTON, N.A., as Lender, as
  Agent and as Issuing Bank



By:  /s/ Richard D. Hill, Jr.
    ---------------------------------
     Name:  Richard D. Hill, Jr.
     Title: Managing Director



BANKBOSTON, N.A., (London Branch),
  as Lender and UK Fronting Lender



By:  /s/ Richard D. Hill, Jr.
    ---------------------------------
     Name:  Richard D. Hill, Jr.
     Title: Managing Director



GENERAL ELECTRIC CAPITAL
CORPORATION, as Lender



By:  /s/ Frederick J. Maurice
    ---------------------------------
     Name:  Frederick J. Maurice
     Title: Risk Manager



ROYAL BANK OF CANADA, as Lender



By:  /s/ John Crawford
    ---------------------------------
     Name:  John Crawford
     Title: Senior Manager

NATIONSBANK, N.A., as Lender



By:  /s/ Gary K. Peterson
    ---------------------------------
     Name:  Gary K. Peterson
     Title: Senior Vice President



PARIBAS, as Lender



By:  /s/ Robert N. Pinkerton
    ---------------------------------
     Name:  Robert N. Pinkerton
     Title: Managing Director



By:  /s/ Lee S. Buckner
    ---------------------------------
     Name:  Lee S. Buckner
     Title: Managing Director



WESTERN FINANCIAL BANK, as Lender



By:
    ---------------------------------
     Name:
     Title:


HELLER FINANCIAL, INC., as Lender



By:  /s/ K. Craig Gallehugh
    ---------------------------------
     Name:  K. Craig Gallehugh
     Title: Vice President

CYPRESSTREE INVESTMENT FUND,
LLC, as Lender
By: CypressTree Investment Management
Company Inc., its Managing Member



By:  /s/ Jeffrey W. Heuer
    ---------------------------------
     Name:  Jeffrey W. Heuer
     Title: Principal



CYPRESSTREE INSTITUTIONAL
FUND, LLC, as Lender
By:  CypressTree Investment Management
Company Inc., its Managing Member



By:  /s/ Jeffrey W. Heuer
    ---------------------------------
     Name:  Jeffrey W. Heuer
     Title: Principal



KZH CYPRESSTREE-1 LLC, as Lender



By:  /s/ Virginia Conway
    ---------------------------------
     Name:  Virginia Conway
     Title: Authorized Agent



FIRST SOURCE FINANCIAL LLP, as Lender
By:  First Source Financial, Inc.,
its Agent/Manager



By:  /s/ Pamela D. Eskra
    ---------------------------------
     Name:  Pamela D. Eskra
     Title: Vice President

SRV-HIGHLAND, INC. , as Lender



By:  /s/ Kelly C. Walker
    ---------------------------------
     Name:  Kelly C. Walker
     Title: Vice President

                                     SCHEDULE 1.2

                                  APPLICABLE MARGINS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Revolving      Acquisition Loan
                                         Base                        Base                           Credit         Commitment Fees
                                        Rate A      Eurocurrency    Rate B     Eurocurrency     Commitment Fees
  Level         Leverage Ratio          Loans       Rate A Loans     Loans     Rate B Loans
------------------------------------------------------------------------------------------------------------------------------------
    I        Greater than 4.0:1.0       1.75%          3.25%         2.25%         3.75%             0.50%              0.75%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   II       Less than or equal to       1.50%          3.00%         2.00%         3.50%             0.50%              0.75%
           4.0:1.0 but greater than
                   3.5:1.0
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   III      Less than or equal to
           3.5:1.0 but greater than     1.25%          2.75%         2.00%         3.50%             0.50%              0.75%
                   3.0:1.0
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   IV       Less than or equal to       1.00%          2.50%         2.00%         3.50%             0.375%             0.50%
                   3.0:1.0
------------------------------------------------------------------------------------------------------------------------------------